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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                             October 29, 1997

Somnus Medical Technologies, Inc.
285 N. Wolfe Road
Sunnyvale, CA 94086

  Re: Registration Statement on Form S-1

Ladies and Gentlemen:

  We have examined the Registration Statement on Form S-1 (File No. 333-35401) filed with the Securities and Exchange Commission on September 11, 1997 (as amended by Amendment No. 1 thereto filed on October 16, 1997 and Amendment No. 2 thereto filed on October 29, 1997, as such may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,000,000 shares of Common Stock of Somnus Medical Technologies, Inc. (the "Shares"). The Shares, which include up to 600,000 shares of common stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the Representatives of the underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

  It is our opinion that, upon approval by the pricing committee duly autho-rized by the Company's Board of Directors, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and val-idly issued, fully paid and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part hereof, and any amendment thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati